EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Prospectus which forms a part of the Registration Statement of our report dated January 21, 1999 except for Note 28, as to which the date is March 12, 1999, with respect to: the consolidated balance sheet of Bankers Trust Corporation (formerly Bankers Trust New York Corporation) and Subsidiaries (the "Corporation") at December 31, 1998 and December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the two-year period ended December 31, 1998; and the combination of the Corporation and Alex. Brown Incorporated as reflected in the combined restated statements of income, changes in stockholders' equity, comprehensive income and cash flows for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                          /s/ KPMG LLP

New York, New York
March 23, 1999